Exhibit 10.24
WATSON WYATT WORLDWIDE, INC.
2000 LONG-TERM INCENTIVE PLAN
FORM OF NONQUALIFIED STOCK OPTION AGREEMENT
          AGREEMENT made as of the___ day of ___, 2009, between Watson Wyatt Worldwide, Inc. (formerly Watson Wyatt & Company Holdings), a Delaware corporation (the “Company”), and ___ (“Employee”).
          To carry out the purposes of the Watson Wyatt & Company Holdings 2000 Long-Term Incentive Plan (the “Plan”), by affording Employee the opportunity to purchase shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), and in consideration of the mutual agreements and other matters set forth in the Plan and the Nonqualified Stock Option Agreement Terms and Conditions (the “Terms and Conditions”), which Plan and Terms and Conditions are incorporated herein by reference as a part of this Agreement, the Company and Employee hereby agree as follows:
Watson Wyatt Worldwide, Inc. grants [EMPLOYEE NAME] options to purchase [NUMBER] shares of Common Stock with an exercise price of [EXERCISE PRICE] per share. The options have a seven-year term and expire on [DATE SEVEN YEARS AFTER AGREEMENT DATE] unless terminated earlier in accordance with the Terms and Conditions.
          IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, the Employee has executed this Agreement and thereby acknowledged receipt of the Plan and the Terms and Conditions, and Employee thereby consented to the transfer of any information by the Company to related corporations pertaining to Employee’s participation in the Plan, all as of the day and year first above written.

Watson Wyatt Worldwide, Inc.
By:
John J. Haley
President and Chief Executive Officer

Employee
[ADDRESS] [ADDRESS]

WATSON WYATT WORLDWIDE, INC.
2000 LONG-TERM INCENTIVE PLAN
TERMS AND CONDITIONS OF
NONQUALIFIED STOCK OPTION AGREEMENT
To carry out the purposes of the Watson Wyatt & Company Holdings 2000 Long-Term Incentive Plan (the “Plan”), by affording Employee the opportunity to purchase shares (the “Common Stock”) of the common stock, par value $.01 per share of Watson Wyatt Worldwide, Inc. (the “Company”), and in consideration of the mutual agreements and other matters set forth in these Nonqualified Stock Option Agreement Terms (the “Terms and Conditions”), in the Plan, and in the Nonqualified Stock Option Agreement (the “Agreement”), the Company and Employee hereby agree as follows:
     1. Grant of Option. The Company hereby irrevocably grants to Employee the right and option (the “Option”) to purchase all or any part of the shares of Common Stock, on the terms and conditions set forth herein, in the Agreement, and in the Plan. This Option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and will be interpreted accordingly.
     2. Purchase Price. The purchase price of Common Stock purchased pursuant to the exercise of this Option shall be the price set forth in the Agreement, which has been determined to be not less than the fair market value of the Common Stock as of the date of grant of this Option, as determined in accordance with the Plan.
     3. Exercise of Option. The Option has a seven-year term subject to earlier expiration as provided herein. The Option may be exercised, by written notice to the Company in accordance with Section 15 of these Terms and Conditions, at any time and from time to time after the date of grant hereof; provided, however, except as otherwise provided below, this Option shall not be exercisable for more than a percentage of the aggregate number of shares of Common Stock determined by the number of full years of service completed from the date of grant hereof to the date of such exercise, in accordance with the following schedule:

		Percentage of Shares
Number of Full Years		That May be Purchased
Less than	1 year	0%
	1 year	33%
	2 years	66%
	3 years	100%
          The purchase price for the shares of Common Stock shall be paid in cash, by certified or cashiers’ check, by delivery of shares of Common Stock already owned by the Employee having a fair market value (determined as of the date such Option is exercised) equal to all or part of the aggregate purchase price or by the Company withholding from the shares of Common Stock otherwise issuable to the Employee upon the exercise of the Option (or portion thereof) the number of shares having a fair market value on the date of exercise equal to the aggregate purchase price, in each case as the Employee may determine. In addition, the Committee (as defined in the Plan) may permit the purchase price to be paid: (a) in accordance with a “cashless exercise” program established by the Committee in its sole discretion under which if so instructed by the Employee, shares may be issued directly to a broker or dealer acceptable to the Company in its sole discretion upon receipt of the purchase price in cash from the broker or dealer; or (b) by any combination of the foregoing or in such other form(s) of consideration as the Committee in its discretion shall specify.
          Fractional shares may not be exercised. Shares of Common Stock shall be issued as soon as practical after exercise. The shares delivered to the Employee (net of any shares withheld to pay the purchase price and any shares withheld to pay any withholding or similar tax obligations arising in connection with the exercise of the options, as described in Section 6 of the Plan) may not be sold or transferred by the Employee unless and until three years have elapsed since the date the option was granted to the Employee. Notwithstanding anything to the contrary, the Company shall not be obligated to deliver any shares of Common Stock during any period when the Company determines that the exercisability of the Option or the delivery of shares hereunder would violate any federal, state or other applicable laws. The Option may be exercised only if the Employee complies with the covenant not to compete and confidentiality provisions of Section 17 of the Plan.
     4. Termination of Employment. Upon termination of the Employee’s employment with the Company or parent or subsidiary corporation (as defined in Section 424 of the Code), the then-unexercisable portion of the Option automatically shall terminate and become null and void. The unexercised portion of the Option that is then exercisable automatically shall terminate and become null and void, (a) if the termination of employment was due to retirement or disability, three years following the date of termination, (b) if the termination of employment was due to the Employee’s death or constituted an involuntary termination, one year following the date of termination, or (c) if the termination of employment was due to any other reason, including but not limited to a voluntary termination or a termination for cause, on the date of termination; provided, however, that in no event shall the Option remain exercisable past seven years following the date of grant. For purposes of these Terms and Conditions, the Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company, a parent or subsidiary corporation (as defined in Section 424 of the Code) of the Company, or a corporation or a parent or subsidiary of such corporation assuming or substituting a new Option for this Option. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee or its delegate, as appropriate, and such determination shall be final.
     5. Effect of a Change in Control. Upon a Change in Control of the Company (as defined in the Plan), the then unexercisable portion of the Option automatically shall vest in full as of immediately prior to the closing of the transaction.
     6. Withholding Tax. Any withholding or similar tax obligations arising in connection with the exercise of the Option shall as a condition to shares being delivered upon exercise of the option be paid in cash or by certified or cashiers’ check and, with respect only to any minimum or statutory withholding obligations, may be satisfied by delivery of shares of Common Stock already owned by the Employee having a fair market value (determined as of the date such Option is exercised) equal to all or part of the aggregate purchase price or by the Company withholding from the shares of Common Stock otherwise issuable to the Employee upon the exercise of the Option (or portion thereof) the number of shares having a fair market value on the date of exercise equal to the aggregate purchase price, in each case as the Employee may determine. The provisions of Section 11 of the Plan in relation to withholding tax obligations apply with equal force and effect to a subsidiary of the Company in any jurisdiction where the Employee is employed, including and without limitation the rights to withhold an amount for withholding tax, social security or similar tax obligations in respect of any stock options granted to the Employee.
     7. Foreign Exchange Control Approval. If any foreign exchange control approval, consent or permission is required for the exercise of the Option including acquisition of Common Stock pursuant to the exercise of the Option, the Employee shall be responsible for obtaining all such approvals, consents and permissions. The Company or any of its subsidiaries shall not be liable to the Employee in any manner whatsoever in the event the Employee is unable to exercise the Option or acquire Common Stock pursuant to the exercise of the Option as a result of the Employee’s failure to obtain any approval, consent or permission required under applicable laws of the jurisdiction where the Employee is employed.
     8. Liquidation of Investments. It is the Employee’s responsibility to comply with all local laws in the jurisdiction where the Employee is employed that may require the Employee (a) upon termination of employment, to liquidate any investments abroad that have been received as a result of the exercise of an Award under the Plan or (b) the Employee to remit the proceeds from such liquidation to the country in which the Employee is located.
     9. Non-Transferability of Option. Unless otherwise provided by the Committee, the Employee may not assign or transfer the Option to anyone other than by will or the laws of descent and distribution, and the Option shall be exercisable only by the Employee during his or her lifetime. The Company may cancel the Option if the Employee attempts to assign or transfer it in a manner inconsistent with this Section 9.
     10. Limitation of Rights. Nothing in the Plan, the Agreement or these Terms and Conditions shall (a) confer upon the Employee any right to continue in the employ of the Company or a parent or subsidiary corporation (as defined in Section 424 of the Code); (b) limit in any way the right of the Company or a parent or subsidiary corporation (as defined in Section 424 of the Code) to terminate the Employee’s employment at any time for any reason; or (c) require the Company or a parent or subsidiary corporation (as defined in Section 424 of the Code) to grant options or other awards to the Employee in the future. Neither the Employee nor any beneficiary or other person claiming under or through the Employee shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the Plan or subject to the Agreement or these Terms and Conditions except as to such shares of Common Stock, if any, as shall have been issued to such person upon exercise of the Option or any part of it.
     11. Binding Effect. These Terms and Conditions shall be binding upon and inure to the benefit of the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.
     12. The Plan. In addition to these Terms and Conditions and the Agreement, the Option shall be subject to the terms of the Plan, which are incorporated into these Terms and Conditions by reference. To the extent that there is any inconsistency between these Terms and Conditions and the Plan, the terms of the Plan shall prevail. The Agreement, these Terms and Conditions and the Plan constitute the entire understanding between the Employee and the Company regarding the Option. Any prior agreements, commitments or negotiations concerning the Option are superseded.
     13. Headings. The headings preceding the text of the sections hereof are inserted solely for convenience of reference and shall not constitute a part of these Terms and Conditions, nor shall they affect their meaning, construction or effect.
     14. Severability. In the event that any provision of these Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.
     15. Notices. All notices, requests, demands and other communications pursuant to these Terms and Conditions shall be in writing and shall be deemed to have been duly given if personally delivered,

telexed or telecopied to, or, if mailed, when received by, the other party at the following addresses (or at such other address as shall be given in writing by either party to the other):
If to the Company to:
Watson Wyatt Worldwide, Inc.
901 N. Glebe Rd.
Arlington, VA 22203
Attention: Treasurer
If to the Employee, to the address set forth below the Employee’s signature in the Agreement.
     16. Interpretation. All questions arising under the Plan or under the Agreement or these Terms and Conditions shall be decided by the Committee in its total and absolute discretion.
     17. Governing Law. These Terms and Conditions shall be governed by, and construed in accordance with, the laws of the State of Delaware of the United States of America.

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